UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  March 28, 2005 (January 6, 2005)

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-14488 (Commission File Number)	76-0025431 (IRS Employer Identification No.)

10811 S. Westview Circle
Building C, Suite 100
Houston, Texas 77043

(Address of Registrant's principal executive offices)

(713) 881-8900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.                 Entry into a Material Definitive Agreement

Item 1.01                  Entry into a Material Definitive Agreement

(a)   COO Employment Agreement and Restricted Stock Agreement

On March 24, 2005, Seitel entered into an employment agreement with Kevin P. Callaghan as Chief Operating Officer. The agreement is for an initial term of two years with automatic extensions of one year, unless either party gives thirty days prior written notice of an election not to extend the term.  The agreement provides that Mr. Callaghan shall be paid an annual base salary of $330,000 and an annual cash bonus up to 120% of the base salary under the Company's annual incentive plan and subject to the goals and terms and conditions established by the Board or its compensation committee.

Mr. Callaghan shall receive in each calendar year awards of stock options or other equity-based compensation under the Seitel, Inc. 2004 Stock Option Plan (the "Stock Plan") in an amount equal to 60% of his base salary.  Notwithstanding this provision, for calendar year 2005, Mr. Callaghan's equity-based award was set at an amount equal to 160,000 shares of the Company's common stock as restricted stock under the Stock Plan (the "Restricted Stock").  Additionally, if Mr. Callaghan meets the goals, terms and conditions to receive a cash bonus, he shall receive an additional award of stock options or other equity-based awards for such calendar year (to be issued under the Stock Plan) in an amount equal to 60% of the cash bonus. The Company granted the Restricted Stock on March 24, 2005, and entered into a restricted stock agreement with Mr. Callaghan on that date. The Restricted Stock shall vest as to 33.3% of such shares on March 24, 2006, an additional 33.3% of such shares on March 24, 2007, and Mr. Callaghan shall be 100% vested in such shares on March 24, 2008.

Upon Mr. Callaghan's termination, Seitel shall pay any unpaid base salary and other amounts owed to him under any of its plans or programs, in accordance with such plans or programs.  His employment agreement and restricted stock agreement provide for additional benefits under certain circumstances as summarized below.

  Upon termination by Seitel without cause, or resignation by Mr. Callaghan for good reason prior to a change in control, he shall be entitled to a payment of two times his annual base salary to be paid pro rata over a twenty-four month period.  The Restricted Stock shall be 100% vested on the date of his termination, and he shall continue participation for a period of twelve months in Seitel's medical and dental benefit plan.

   If Mr. Callaghan is terminated on account of disability, he shall be entitled to continuation of pay of his base salary and cash bonus in accordance with Seitel's normal payroll practices through the earlier of the end of the term of employment under his agreement or one year from the date of his termination.  These payments shall be reduced by any disability insurance payments payable to Mr. Callaghan from any policy, plan or program that Seitel sponsors. The Restricted Stock shall be 100% vested on the date of termination resulting from Mr. Callaghan's disability or death.

   If Seitel elects not to extend the term of Mr. Callaghan's agreement, it shall continue to pay his annual base salary over a period of twelve months, and he shall continue participation in our medical plan for a period of twelve months.

  In the event Mr. Callaghan's employment is terminated without cause, voluntarily or involuntarily, after a change in control, he shall be entitled to an amount equal to two times his base salary to be paid in a lump sum as soon as administratively feasible after such date of termination. The Restricted Stock Grant shall be 100% vested on the date immediately preceding a change in control.  Additionally, Mr. Callaghan shall be entitled to continued participation in our medical and dental plan for a period of twelve months.

If all or any portion of the amount of any payment or continuation of benefits would not be deductible for federal income tax purposes by Seitel by reason of the application of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, the aggregate amount of such payment shall be reduced until (i) no portion of the total amount of all payments and continuation of benefits is not deductible by Seitel or (ii) the aggregate amount of such payment and continuation of benefits is reduced to zero.

For purposes of the agreements, a "change in control" can mean any of the following events: (i) any person, other than Seitel or its affiliates, acquires securities of Seitel and immediately becomes the beneficial owner of 50% or more of the combined voting power of Seitel's then outstanding securities; (ii) during any period of two consecutive years, individuals constituting the Board at the beginning of such period, and any other director whose election by the stockholders of Seitel was approved by at least two-thirds of the directors at the beginning of such period, cease for any reason to constitute at least a majority of the Board; (iii) the consummation of a merger of Seitel with any other entity, other than a merger where the voting securities of Seitel represent 50% or more of the voting power of the surviving or resulting entity; (iv) approval of a plan for the sale or disposition of substantially all of the assets of Seitel by its stockholders in which case the Board shall determine the effective date of the change in control resulting therefrom; or (v) any other event which the Board determines would materially alter the structure of Seitel or its ownership.

For purposes of the agreements, "cause" shall mean:  (i) willful misconduct or gross negligence by the employee in the performance of his duties; (ii) breach of the employment agreement or failure by the employee to perform his duties, which are not cured within ten days of written notice; (iii) material violation of Seitel's code of business conduct or its policies and procedures by the employee; or (iv) conviction of the employee of, or plea of nolo contrendere to, a felony, or his engagement in fraud or other willful misconduct which is injurious to the business or reputation of Seitel.

For purposes of the agreements, "good reason" shall mean: (i) a material diminution in the employee's title and duties; (ii) a reduction in the employee's base salary; (iii) a change in reporting structure of employee's position; or (iv) the relocation of the employee's principal place of employment by more than fifty (50) miles.

(b)   CEO Amended Employment Agreement and Restricted Stock Agreement

On March 22, 2005, Seitel entered into an agreement with Robert D. Monson, its chief executive officer and president, which amended and restated his employment agreement dated December 15, 2004. This amendment clarified the amount of his potential cash bonus and the method for determining his equity-based awards. These changes may effect Mr. Monson's 2005 compensation and were made so that the terms of his employment agreement are consistent with the incentive plan adopted in 2005. The following is a summary of such terms:

  Beginning in calendar year 2005, Mr. Monson shall be eligible to receive a cash bonus of up to 180% of his base salary under the Seitel annual incentive plan and subject to the target goals and terms and conditions established by the Board or its compensation committee.

  Beginning in 2005, Mr. Monson shall receive in each calendar year awards of stock options or other equity-based compensation under the Stock Plan in an amount equal to 90% of his base salary. Additionally, if he meets the goals, terms and conditions to receive a cash bonus, Mr. Monson shall receive an additional award of stock options or other equity-based awards for such calendar year (to be issued under the Stock Plan) in an amount equal to 90% of the cash bonus.

Also on March 22, 2005, Seitel entered into an agreement, which amended and restated his restricted stock agreement dated December 15, 2004. This amendment provides for 100% vesting of his 1,000,000 shares of the Company's restricted common stock on the date preceding a change in control and upon termination resulting from his death or disability.  For purposes of Mr. Monson's agreements, the definitions of "change in control", "cause" and "good reason" are the same as or substantially the same as those set forth in Mr. Callaghan's agreements (described above) and have not been revised in the March 22, 2005 amendments.

(c)    Form of Restricted Stock Award Agreement for Employees

On March 7, 2005, the compensation committee approved an amended and restated form of restricted stock award agreement to be used for grants to employees of Seitel pursuant to the Stock Plan.  One-third of the shares granted under such agreement shall vest on each of the first, second and third anniversary of the date of grant.  Notwithstanding this, the shares shall be 100% vested on the date immediately preceding a "change in control," and upon the employee's termination as a result of their death or disability.  For purposes of the agreement, the definition of "change of control" is the same as set forth in Messrs. Monson and Callaghan's agreements (described above).

If employment is terminated by Seitel or the employee for any reason other than as described above, any unvested shares shall be forfeited, unless otherwise determined in the sole discretion of the compensation committee.

Grants under the agreement are subject to the ability of Seitel to deduct or withhold, or require the employee to remit to it, an amount sufficient to satisfy any applicable taxes required with respect to any taxable event arising as a result of the Plan and the agreement.

(d)   Form of Restricted Stock Award Agreement for Non-Employee Directors

On January 6, 2005, the Board approved the form of restricted stock award agreement to be used for grants to non-employee directors of Seitel pursuant to the Plan.  Shares granted under such agreement shall vest on the dates specified in the agreement.  Notwithstanding this, the shares shall be 100% vested on the date immediately preceding the date of a "change in control" and upon the director's death or disability.  For purposes of the agreement, the definition of "change in control" is the same as set forth in Messrs. Monson and Callaghan's agreements (described above).

If the non-employee director's service on the Board is terminated by Seitel or such non-employee director for any reason, other than as described above, any unvested shares shall be forfeited, unless otherwise determined in the sole discretion of the compensation committee.

Any non-employee director granted an award under the agreement is responsible for all applicable taxes in connection with such award.  Seitel is not obligated to deliver any shares of its common stock to the non-employee director until the amount of income to such non-employee director represented thereby shall be deductible by it for tax purposes.

(e)   Incentive Plan

On January 24, 2005 the compensation committee established the criteria to be used in determining cash bonuses and certain incentive equity awards (the "Incentive Plan") for fiscal year 2005.  Seitel's named executive officers and certain other executives participate in the Incentive Plan, which is operated under the Stock Plan.  The Stock Plan was filed as Exhibit 10.1 to Seitel's Form S-4, Registration Statement No. 333-121476. The targets and financial performance measures established under the Incentive Plan are described below.  The compensation committee reserves the right to modify the targets and financial performance measures at any time, or to grant cash bonuses or equity awards to executive officers even if the performance goals are not met.  The cash bonuses and Performance Equity Awards (defined below) are subject to increase or decrease of up to 50% in the discretion of the compensation committee.  In order to receive a cash bonus and incentive equity award, if any, the participants must be employed by Seitel on the date such cash bonuses and incentive equity awards are paid. Seitel expects to pay 2005 cash bonuses and Performance Equity Awards, if any, in early 2006.  The compensation committee reserves the right to modify the Incentive Plan for subsequent fiscal years.

Cash Bonuses

The Incentive Plan provides for a target cash bonus for each participant based upon a percentage of the participant's base salary, with the opportunity to earn anywhere from 0% to 200% of the target cash bonus.  The targets, as a percentage of base salary, for Seitel's named executive officers are as follows:

Robert D. Monson,

   President and Chief Executive Officer                                                     90%

Kevin P. Callaghan,

   Chief Operating Officer and Executive Vice President                             60%

Robert J. Simon,

               President-Seitel Data, Ltd.                                                                      60%

Marcia H. Kendrick,

   Chief Accounting Officer, Senior Vice President,

   Acting Chief Financial Officer and Acting Secretary                                 25%

The compensation committee established cash margin, net of interest expense (80% weight) and client pre-funding percentage (20% weight) as the financial performance measures under the Incentive Plan.  Cash margin includes cash resales plus all other cash revenues other than from data acquisitions, less cash selling, general and administrative expenses, and cost of goods sold.  Cash resales result when Seitel invoices customers for purchases of licenses to data from the Seitel's library.  Other cash revenues are primarily from the reproduction and delivery of seismic data.  Client prefunding percentage is the average of all revenue pre-commitments for each new survey as a percentage of the total cost of such survey.  Where the level achieved under the financial performance measures falls between zero and target level or target and maximum levels, the cash bonus is determined by interpolation.

Incentive Equity Awards

The Incentive Plan includes two categories of equity awards.  Robert D. Monson, Kevin P. Callaghan and Robert J. Simon are the only executives currently eligible for the first category of equity award ("Key Executive Award(s)").  The 2005 Key Executive Awards have been made in shares of Seitel's restricted common stock, par value $.01 per share (the "Common Stock"), under the Stock Plan, which are reported herein or have been previously reported on Forms 8-K dated December 20, 2004 and February 16, 2005, and are as follows:

	Shares	Award Date
Robert D. Monson, President and Chief Executive Officer	316,000	December 15, 2004
Kevin P. Callaghan, Chief Operating Officer and Executive Vice President	160,000	March 24, 2005
Robert J. Simon, President-Seitel Data, Ltd.	126,000	February 15, 2005

Mr. Monson's Key Executive Award of 316,000 shares of restricted Common Stock was included in the 1,000,000 shares of restricted Common Stock awarded to him on December 15, 2004, and is subject to increase.  He is entitled to a 2005 Key Executive Award of restricted Common Stock in an amount equal to 90% of his base salary ($360,000) and has been deemed to have received $316,000 of this amount with the 316,000 shares already awarded.  The closing price of the Common Stock on the first trading day in 2006 will be divided into $44,000 to arrive at the number of additional restricted Common Stock to be awarded to Mr. Monson.  Unless modified by the compensation committee, Key Executive Awards in subsequent years will be made in shares of restricted Common Stock in dollar amounts equal to the participant's target percentage (Mr. Monson (90%), Mr. Callaghan (60%), and Mr. Simon (60%)) multiplied by the participant's base salary.  These subsequent year Key Executive Awards, will be made based on the closing price of the Common Stock on the first trading day of the year.

All participants in the Incentive Plan are eligible for the second category of equity awards ("Performance Equity Awards"), which will be made in shares of restricted Common Stock in a dollar amount equal to the participant's target percentage multiplied by the participant's cash bonus amount.  Performance Equity Awards will be made only if the participant meets the performance criteria to receive a cash bonus as described above.  The named executive officers' target percentages for a Performance Equity Award are as follows:

Robert D. Monson,

               President and Chief Executive Officer                                                     90%

Kevin P. Callaghan,

   Chief Operating Officer and Executive Vice President                             60%

Robert J. Simon,

   President-Seitel Data, Ltd.                                                                      60%

Marcia H. Kendrick,

   Chief Accounting Officer, Senior Vice President,

   Acting Chief Financial Officer and Acting Secretary                                 50%

(f)     Base Salary of Named Executive Officers

On January 6, 2005, the Board of Directors approved new annual base salaries (effective as of January 1, 2005) for Kevin P. Callaghan, Robert J. Simon and Marcia H. Kendrick of $330,000, $260,000 and $200,000, respectively.  These base salaries represent a 300% increase for Mr. Callaghan, a 64% increase for Mr. Simon, and a 17.4% decrease for Ms. Kendrick.  Historically, Messrs. Callaghan and Simon have received sales commissions as part of their compensation.  Messrs. Callaghan and Simon will not receive sales commissions on the Seitel's revenues accrued after December 31, 2004.

Section 8.         Other Events

Item 8.01         Other Events

            The February 15, 2005 grants of restricted stock to Marcia H. Kendrick and Robert J. Simon ("Prior Grants") were amended to reflect the terms of the amended and restated form of restricted stock agreement reported under Item 1.01(c) above.  The amendments to the Prior Grants are not material to Seitel.

[Signature page follows]

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 28, 2005

SEITEL, INC.

By:  /s/ Robert D. Monson

Robert D. Monson

President and Chief Executive Officer